Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-effective Amendment No. 2 to the Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VI of our report dated March 17, 2008 relating to the December 31, 2007 financial statement of Commonwealth Income & Growth Fund VI, which appears in the Prospectus, which is a part of this Post-effective Amendment No. 2 to the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
March 17, 2008